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                                                                EXHIBIT 21.1

              SUBSIDIARIES OF FIRST INTERSTATE BANCSYSTEM, INC.

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                                                         State of Incorporation or
      Subsidiary                                       Jurisdiction of Organization            Business Name
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
First Interstate Bank(1)
(formerly known as First Interstate Bank of Commerce)              Montana                 First Interstate Bank

First Interstate Bank(2)
(formerly known as First Interstate Bank of Commerce)              Wyoming                 First Interstate Bank

Commerce Financial, Inc.                                           Montana                Commerce Financial, Inc.

FIB Capital Trust                                                  Delaware                  FIB Capital Trust
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(1)  In June 1997, First Interstate Bank of Montana, N.A. and Mountain Bank
     of Whitefish, Montana (doing business as First Interstate Bank), prior subsidiaries of First Interstate BancSystem, Inc., were merged with and into this subsidiary.  In December 1997, First Interstate Bank, fsb, a prior subsidiary of First Interstate BancSystem, Inc. was merged with and into this subsidiary.

(2) In June 1997, First Interstate Bank of Wyoming, N.A., a prior subsidiary of First Interstate BancSystem, Inc., was merged with and into this subsidiary.